Exhibit 10.25

FORM OF

INTELLECTUAL PROPERTY AGREEMENT

between

BABCOCK & WILCOX GOVERNMENT & NUCLEAR OPERATIONS, INC.

and

BABCOCK & WILCOX POWER GENERATION GROUP, INC.

dated as of

                             , 2015

i

INTELLECTUAL PROPERTY AGREEMENT

This INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is entered into as of                     , 2015 (the “Effective Date”), between Babcock & Wilcox Government & Nuclear Operations, Inc., a Delaware corporation, (“GNO”) and Babcock & Wilcox Power Generation Group, Inc., a Delaware corporation (“PGG”). GNO and PGG are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article 1 hereof.

RECITALS

WHEREAS, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (“SpinCo”) is a wholly owned Subsidiary of The Babcock & Wilcox Company (“RemainCo”) and the Board of Directors of RemainCo has determined that it would be appropriate and in the best interests of RemainCo and its stockholders for RemainCo to separate the SpinCo Business from the RemainCo Business;

WHEREAS, in order to effectuate the foregoing, RemainCo and SpinCo intend to enter into a Master Separation Agreement (the “Master Separation Agreement”), which will provide, among other things, upon the terms and subject to the conditions thereof, for the separation of the respective businesses of SpinCo and RemainCo and the distribution of the Capital Stock of SpinCo to the public shareholders of RemainCo (the “Distribution”) as defined in the Master Separation Agreement as of the date set forth in the Master Separation Agreement (the “Distribution Date”) and at the time set forth in the Master Separation Agreement (the “Distribution Time”);

WHEREAS, as of the date of this Agreement, RemainCo is the sole owner of all the outstanding Capital Stock (as defined below) of each of SpinCo and Babcock & Wilcox Investment Company, a Delaware corporation (“BWICO”);

WHEREAS, as of the date of this Agreement, BWICO is the sole owner of all the outstanding Capital Stock of each of GNO, Babcock & Wilcox Commercial Power, Inc., a Delaware corporation (“CPI”) and Babcock & Wilcox Technology, Inc., a Delaware corporation (“BWTI”);

WHEREAS, as of the date of this Agreement, BWTI is the sole owner of all the outstanding Capital Stock of SoFCo-EFS Holdings, LLC, a Delaware limited liability company (“SoFCo”);

WHEREAS, as of the date of this Agreement, CPI is the sole owner of all the outstanding Capital Stock of each of Babcock & Wilcox mPower, Inc., a Delaware corporation, Babcock & Wilcox Nuclear Energy, Inc., a Delaware corporation and PGG;

WHEREAS, as of the date of this Agreement, PGG is the sole owner of all of the outstanding Capital Stock of Diamond Power International Inc., a Delaware corporation; which, in turn, is the sole owner of all of the outstanding Capital Stock of (i) BWXT Foreign Holdings,

LLC, a Delaware limited liability company and (ii) B&W PGG Lux Holdings SARL, an entity formed in Luxembourg, which, in turn, is the sole owner of all of the outstanding Capital Stock of B&W PGG Lux Finance SARL, an entity formed in Luxembourg, which, in turn, is the sole owner of all of the outstanding Capital Stock of (i) Babcock & Wilcox Canada, Ltd., an entity formed in Ontario, Canada, (ii) B&W PGG Luxembourg Canada Holdings SARL, an entity formed in Luxembourg which, in turn is the sole owner of all of the outstanding Capital Stock of Babcock & Wilcox Power Generation Group Canada Corp., a Nova Scotia unlimited liability company and (iii) BWXT Canada Holdings Corp., a Nova Scotia unlimited liability company;

WHEREAS, it is the intent of the Parties, in anticipation of the Distribution and the execution of the Master Separation Agreement, that GNO convey to PGG certain Intellectual Property rights subject to the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For this purpose “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Business Day” means a day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests (however designated) in the equity (which includes common stock, preferred stock and partnership, limited liability company, joint venture interests and other ownership interests) of any entity (excluding any debt that is convertible into, or exchangeable for, such equity).

“Consent” means any consents, waivers or approvals from, or notification requirements to, any third parties, including any notices or reports to be submitted to, filings to be made with, or consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

“Contract” means any written, oral, implied or other contract, agreement, covenant, lease, license, guaranty, indemnity, representation, warranty, assignment, sales order, purchase order, power of attorney, instrument or other commitment, assurance, undertaking or arrangement that is binding on any Person or entity or any part of its property under applicable Law.

“CPI” has the meaning set forth in the recitals.

“Distribution” has the meaning set forth in the recitals.

“Distribution Date” has the meaning set forth in the recitals.

“Distribution Time” has the meaning set forth in the recitals.

“GNO” has the meaning set forth in the recitals.

“Governmental Authority” shall mean any U.S. federal, state, local or non-U.S. court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Information Statement” means the information statement and any related documentation to be provided to holders of outstanding shares of common stock, par value $0.01 per share, of RemainCo in connection with the Distribution, including any amendments or supplements thereto.

“Intellectual Property” means the rights associated with or arising out of any of the following in any jurisdiction throughout the world: (i) all patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures (“Patents”); (ii) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know how, manufacturing and production processes and techniques, design manuals, testing information (including testing protocols and results), research and development information, prototypes, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information, including all tangible embodiments of the foregoing and unregistered copyrights (“Know-How”); (iii) all registered or unregistered copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, copyright registrations, applications and extensions therefor and corresponding rights in works of authorship (“Copyrights”); (iv) all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (“Trademarks”); (v) all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, utilities, library files, user interfaces and data, and all documentation and manuals related to such computer software and code in any form or format, however fixed (“Software”); (vi) all internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing (“Domain Names”); and (vii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Intellectual Property Assignment Agreements” has the meaning set forth in Section 2.1(b).

“Law” means any law, statute, ordinance, code, rule, regulation, order, writ, proclamation, judgment, injunction or decree of any Governmental Authority.

“Master Separation Agreement” has the meaning set forth in the recitals.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a union, an unincorporated organization or a Governmental Authority or any department, agency or political subdivision thereof.

“PGG” has the meaning set forth in the recitals.

“RemainCo Business” means any business of RemainCo and its Subsidiaries other than the SpinCo Business.

“RemainCo Group” means RemainCo and its Subsidiaries, other than the SpinCo Group.

“SpinCo Business” means the business and operations conducted by the SpinCo Group as of the Distribution Date, as such business and operations are described in the Information Statement.

“SpinCo Group” means SpinCo and each Person that is a Subsidiary of SpinCo immediately after the Distribution Time or becomes a Subsidiary of SpinCo after the Distribution Time. For the avoidance of doubt, PGG will be a Subsidiary of SpinCo immediately after the Distribution Time.

“Subsidiary” means, with respect to any specified Person, any corporation, partnership, limited liability company, joint venture or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such specified Person or by any one or more of its Subsidiaries, or by such specified Person and one or more of its Subsidiaries.

“Transfer” has the meaning set forth in Section 2.1(a).

“Transferred GNO Intellectual Property” has the meaning set forth in Schedule 2.1(a).

Section 1.2 Interpretation. In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, shall have a corresponding meaning;

(c) reference to any gender includes the other gender and the neuter;

(d) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “shall” and “will” are used interchangeably and have the same meaning;

(f) the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(h) all references to a specific time of day in this Agreement shall be based upon Eastern Standard Time or Eastern Daylight Savings Time, as applicable, on the date in question;

(i) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;

(j) reference to any Article, Section or Schedule means such Article or Section of, or such Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(k) the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(l) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(m) reference to any Law (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(n) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a Third Party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(o) if there is any conflict between the provisions of the main body of this Agreement and the Schedules hereto, the provisions of the main body of this Agreement shall control unless explicitly stated otherwise in such Schedule;

(p) the titles to Articles and headings of Sections contained in this Agreement, in any Schedule and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(q) any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries and Affiliates to take such action or refrain from taking such action, as the case may be.

ARTICLE II

INTELLECTUAL PROPERTY ASSIGNMENT AND OWNERSHIP

Section 2.1 Assignment of Transferred Intellectual Property.

(a) GNO hereby sells, assigns, conveys and transfers (the “Transfer”) to PGG all right, title and interest held by GNO in and to the Intellectual Property set forth on Schedule 2.1(a) (the “Transferred GNO Intellectual Property”), including all right, title and interest in and to all proceeds, causes of actions and rights of recovery against Third Parties for past and future infringement, misappropriation, or other violation or impairment of such Intellectual Property, except to the extent prohibited by, or requiring any Consent under (to the extent such Consent has not been obtained), any Contract under which GNO holds or uses such Transferred GNO Intellectual Property. As consideration for the Transfer, PGG hereby agrees to promptly pay $1,000 to GNO.

(b) GNO shall, and shall cause any members of the RemainCo Group as applicable and necessary to, execute intellectual property assignment agreements in a form substantially similar to that attached hereto as Exhibit A, as applicable to the Transferred GNO Intellectual Property, as well as such additional specific assignments as reasonably necessary to carry out the intent of the Parties as set forth herein (collectively, the “Intellectual Property Assignment Agreements”). All Transferred GNO Intellectual Property is transferred subject to all rights granted under or in connection with agreements related such Transferred GNO Intellectual Property existing and in force as of the Effective Date, in each case subject to the terms and conditions contained in each such agreement, including, without limitation, any license agreements, any security agreements or any liens granted in and to such Transferred PGG Intellectual Property.

(c) GNO shall deliver to PGG all Intellectual Property Assignment Agreements contemplated herein that effectuate the assignment of Transferred GNO Intellectual Property from GNO or any member of the RemainCo Group to PGG. PGG shall have the sole responsibility, at its sole cost and expense, to file such Intellectual Property Assignment Agreements and any other forms or documents required to record such assignments, provided, however, that upon request, GNO shall provide reasonable assistance to PGG to record an assignment, at PGG’s sole cost and expense.

Section 2.2 Actions; Correspondence. PGG shall, in its sole discretion, pay all fees incurred and take all actions with respect to the Transferred GNO Intellectual Property subsequent to the Effective Date. GNO shall forward to PGG or its designee copies of all files related to and correspondence received from any Governmental Authority regarding the Transferred GNO Intellectual Property.

ARTICLE III

NO WARRANTIES.

Except as expressly set forth in this Agreement, PGG and GNO understand and agree that GNO is not making any representation or warranty of any kind whatsoever, express or implied, to PGG in any way as to the SpinCo Business or the Transferred GNO Intellectual Property. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING THE TRANSFERS REFERRED TO IN THIS AGREEMENT HAVE BEEN, OR WILL BE, MADE WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY NATURE, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (A) THE VALUE OR FREEDOM FROM ENCUMBRANCE OF, ANY ASSETS OR INTELLECTUAL PROPERTY, (B) THE CONDITION OR SUFFICIENCY OF ANY ASSETS OR INTELLECTUAL PROPERTY (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE, FREEDOM FROM ENCUMBRANCE OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS IN OR ON, OR DISPOSED OR DISCHARGED FROM, SUCH ASSETS), (C) THE NON-INFRINGEMENT OF ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY, (D) ANY OTHER MATTER CONCERNING ANY ASSETS OR INTELLECTUAL PROPERTY (E) AS TO THE LEGAL SUFFICIENCY TO CONVEY TITLE TO ANY ASSETS OR INTELLECTUAL PROPERTY OR (F) THAT THE LICENSOR HAS ANY RIGHTS OR TITLE AT ALL IN OR TO ANY INTELLECTUAL PROPERTY. WITHOUT LIMITING THE FOREGOING, GNO AND PGG HEREBY ACKNOWLEDGE AND AGREE THAT ALL INTELLECTUAL PROPERTY TRANSFERRED TO THIS AGREEMENT AND ALL INTELLECTUAL PROPERTY INCLUDED IN PRIOR TRANSFERS ARE BEING OR WERE TRANSFERRED “AS IS, WHERE IS.”

ARTICLE IV

MISCELLANEOUS

Section 4.1 Authority. Each of the Parties represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement to be executed and delivered on or prior to the Effective Date, and (d) this Agreement is legal, valid and binding obligations, enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general equity principles.

Section 4.2 Entire Agreement. This Agreement and the Schedules referenced herein or therein or attached hereto or thereto, constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 4.3 Binding Effect; Third-Party Beneficiaries; Assignment. This Agreement does not and is not intended to confer any rights or remedies upon any Person other than the Parties. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by either Party, except with the prior written consent of the other Party.

Section 4.4 Amendment. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of both of the Parties.

Section 4.5 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.6 Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.

Section 4.7 Counterparts. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Section 4.8 Severability. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 4.9 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

Section 4.10 Construction. This Agreement shall be construed as if jointly drafted by PGG and GNO and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have relied upon their own knowledge and judgment and upon the advice of the attorneys of their choosing. The Parties have had access to independent legal advice, have conducted such investigations they and their counsel thought appropriate, and have consulted with such other independent advisors as they and their counsel deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by any other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

Section 4.11 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

[INTENTIONALLY LEFT BLANK]

WHEREFORE, the Parties have signed this Agreement effective as of the date first set forth above.

BABCOCK & WILCOX GOVERNMENT & NUCLEAR OPERATIONS, INC.

By:
Name:
Title:

BABCOCK & WILCOX POWER GENERATION GROUP, INC.

By:
Name:
Title:

The company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.